Exhibit 21.1
Subsidaries of Open Text Corporation as of June 30, 2014

Corporation Name	Jurisdiction
Cordys Australia Pty. Ltd.	Australia
Easylink Services Australia Pty Limited	Australia
Global 360 (Australia) Pty Limited	Australia
GXS (ANZ) Pty Ltd.	Australia
Open Text Pty Limited	Australia
Xpedite Systems Pty Limited	Australia
Open Text Software Austria GmbH	Austria
GXS S.A.	Belgium
Easylink Do Brasil Comunicacoes Ltda	Brazil
GXS Technologia Da Informacao (Brasil) Ltda.	Brazil
Open Text Brasil Comercio De Software LTDA	Brazil
8493642 Canada Inc.	Canada
GXS Canada, Inc.	Canada
Open Text Canada Ltd.	Canada
Open Text Conseil Inc.	Canada
Open Text Corporation	Canada
Cordys (Beijing) Co. Ltd.	China
Cordys Shanghai Co. Ltd.	China
GXS (Shanghai) Software Software Development Limited	China
Open Text Software Technology (Shanghai) Co., Limited	China
Open Text s.r.o.	Czech Republic
Easylink Services International Corporation	Delaware, USA
Easylink Services Latin America, Inc.	Delaware, USA
Easylink Services USA, Inc.	Delaware, USA
GXS International, Inc.	Delaware, USA
GXS, Inc.	Delaware, USA
Open Text Holdings Inc.	Delaware, USA
Open Text Inc.	Delaware, USA
Open Text USA Inc.	Delaware, USA
Vignette Partnership LP	Delaware, USA
Xpedite Systems Holdings, Inc.	Delaware, USA
Xpedite Systems Worldwide, Inc.	Delaware, USA
Xpedite Systems, LLC	Delaware, USA
Open Text A/S	Denmark
Acquisition U.K. Limited	England & Wales
Cordys UK Ltd.	England & Wales
Easylink Services International Limited	England & Wales
Freeway Commerce Limited	England & Wales
GXS Limited	England & Wales
GXS Product Data Quality Limited	England & Wales
GXS UK Holding Limited	England & Wales
ICCM Professional Services Ltd.	England & Wales
Inovis UK Limited	England & Wales
Metastorm Limited	England & Wales

Metastorm UK Limited	England & Wales
Open Text UK Limited	England & Wales
Resonate KT Ltd.	England & Wales
Sysgenics Limited	England & Wales
UDEX Holdings Limited	England & Wales
Xpedite Systems (UK) Limited	England & Wales
Open Text OY	Finland
Easylink Services (France) S.A.R.L.	France
GXS S.A.S.	France
Open Text SARL	France
Xpedite Systems Participations E.U.R.L.	France
Xpedite Systems SA	France
Cordys Deutschland Service GmbH	Germany
Easylink Services (Deutschland) GMBH	Germany
GXS GmbH	Germany
Open Text Document Technologies GmbH	Germany
Open Text Software GmbH	Germany
Xpedite Systems GmbH	Germany
Cordys Hong Kong Ltd.	Hong Kong
Easylink Services (Hong Kong) Limited	Hong Kong
Global 360 China Limited	Hong Kong
GXS (HK) Limited	Hong Kong
Open Text (Hong Kong) Limited	Hong Kong
Xpedite Systems Limited	Hong Kong
Cordys Software India Pvt. Ltd.	India
Easylink Services Corporation India Private Limited	India
GXS India Technology Centre Private Limited	India
Open Text Corporation India Private Limited	India
Open Text Technologies India Private Limited	India
Vignette India Private Limited	India
Open Text Ireland Limited	Ireland
Cordys Israel Ltd.	Israel
GXS S.p.A.	Italy
Open Text S.r.l.	Italy
Xpedite Systems S.r.l.	Italy
Easylink Services K.K.	Japan
GXS Co. Ltd.	Japan
Open Text K.K.	Japan
Xpedite Inc.	Japan
Open Text Finance S.a.r.l.	Luxembourg
Open Text SA	Luxembourg
The Easylink Services Corporation SDN. BHD.	Malaysia
Xpedite Systems Incorporated (Malaysia) SDN. BHD.	Malaysia
GXS de Mexico S. de R.L. de C.V.	Mexico
Harbinger de Mexico S. de R.L. de C.V.	Mexico
Open Text S. de R.L. de C.V.	Mexico
GXS B.V.	Netherlands

Open Text Coöperatief U.A.	Netherlands
StreamServe S.a.r.l. B.V.	Netherlands - Luxembourg
Open Text New Zealand Limited	New Zealand
Xpedite Systems Limited	New Zealand
Open Text ULC	Nova Scotia, Canada
2016090 Ontario Inc.	Ontario, Canada
2016091 Ontario Inc.	Ontario, Canada
Open Text Venture Capital Investment Limited Partnership	Ontario, Canada
GXS Philippines, Inc.	Philippines
InterCommerce Gateway, Inc.	Philippines
Open Text Sp.z.o.o.	Poland
Nstein Technologies Inc.	Quebec, Canada
Easylink Services Korea Corporation	Republic of Korea
Xpedite, Ltd	Republic of Korea
Open Text LLC	Russian Federation
Cordys Singapore Pte. Ltd.	Singapore
Easylink Services Corp. Pte Ltd	Singapore
EC1 Pte. Ltd.	Singapore
Open Text (Asia) Pte Limited	Singapore
Xpedite Systems Pte Ltd	Singapore
Open Text South Africa Pty Limited	South Africa
GXS Inc.	South Korea
Global 360 Spain S.L.U.	Spain
Open Text Software S.L.U.	Spain
Xpedite Systems Spain, SA	Spain
Cordys Nordics AB	Sweden
Open Text AB	Sweden
StreamServe Development AB	Sweden
GXS AG	Switzerland
Open Text AG	Switzerland
Xpedite Systems AG	Switzerland
GXS (Thailand) Ltd.	Thailand
Open Text Public Sector Solutions, Inc	Virginia, USA